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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
APPLIED MICROSYSTEMS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLIED MICROSYSTEMS CORPORATION
5020 148th Avenue N.E.
Redmond, Washington 98052

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders
 OF APPLIED MICROSYSTEMS CORPORATION:

    The Annual Meeting of Shareholders of Applied Microsystems Corporation, a Washington corporation (the "Company"), will be held on May 22, 2001, at 11:00 am, Pacific Daylight Time, at the Company's headquarters, 5020 148th Avenue N.E., Redmond, WA, for the following purposes as more fully described in the accompanying Proxy Statement:

  1.
  To elect five directors;

  2.
  To consider and act upon a proposal to adopt the Applied Microsystems Corporation 2001 Stock Option Plan;

  3.
  To consider and act upon a proposal to amend the Applied Microsystems Corporation Director Stock Option Plan;

  4.
  To ratify the appointment of Ernst & Young LLP as independent auditors for the Company's fiscal year ending December 31, 2001; and

  5.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record at the close of business on March 28, 2001 will be entitled to vote at the meeting. A list of shareholders as of that date will be available at the meeting and for ten days prior to the meeting at the Company's headquarters, 5020 148th Avenue N.E., Redmond, Washington 98052.

                      By order of the Board of Directors

                      Charles H. House
                       Chairman

Redmond, Washington
April 13, 2001

YOUR VOTE IS IMPORTANT!

    Please mark, sign and date the enclosed proxy card and mail it promptly in the enclosed return envelope.

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Applied Microsystems Corporation, a Washington corporation (the "Company"), for use at the Annual Meeting of Shareholders on May 22, 2001, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is April 13, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

    At the close of business on March 28, 2001, there were 7,003,921 shares of Common Stock of the Company outstanding. Only holders of record of the shares outstanding at such time will be entitled to vote at the meeting. The presence at the meeting of at least a majority of such shares, either in person or by proxy, is required for a quorum. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so, whether or not they choose to attend the meeting in person.

    If you are a shareholder of record, you may vote by using the proxy card enclosed with this Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and by a general subject title on the proxy card. Please review the voting instructions on the proxy card and read the text of the proposals and the position of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendations of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

    For the reasons stated in more detail later in the Proxy Statement, the Board of Directors recommends a vote FOR each of the five individuals nominated to serve as a director, FOR approval of the Company's 2001 Stock Option Plan, FOR approval of the amendment to the Company's Director Stock Option Plan, and FOR ratification of the appointment of Ernst & Young LLP as independent auditors. If you hold shares of Common Stock through a brokerage firm or other intermediary, you must provide instructions on voting to your nominee holder.

    The Board of Directors knows of no other matters which are to be presented at the meeting. However, if any other matters are properly presented for action, the proxies named on the proxy card will be authorized by your proxy to vote on them in their discretion.

    On each matter properly brought before the meeting, shareholders will be entitled to one vote for each share of Common Stock held. Under Washington law and the Company's Articles of Incorporation and Bylaws, if a quorum exists at the meeting: (a) the five nominees for director who receive the greatest number of votes cast in the election of directors will be elected; (b) the proposal to approve the Company's 2001 Stock Option Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; (c) the proposal to approve the amendment to the Company's Director Stock Option Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; and (d) the proposal to ratify the appointment of auditors will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

    Shareholders may abstain from voting on one or more of the nominees for director, may abstain from voting on the proposals to approve the Company's 2001 Stock Option Plan and the amendment to the Company's Director Stock Option Plan, and may abstain from voting on the proposal to ratify the appointment of auditors. Abstentions and broker non-votes will be considered represented at the Annual Meeting for the purpose of calculating a quorum. Abstention from voting or a broker non-vote for a nominee for director may make it less likely that the nominee will be one of the five nominees for director who receive the greatest number of votes cast. Abstention from voting or a broker non-vote on either of the proposals to approve the Company's stock option plans, or to ratify the appointment of auditors, will have no effect since approval of these proposals is based solely on the number of votes actually cast.

    If you execute a proxy, you may revoke it by taking one of the following three actions: (a) by giving written notice of the revocation to the Secretary of the Company at its principal executive offices; (b) by executing a proxy with a later date and delivering it to the Secretary of the Company at its principal executive offices; or (c) by personally attending and voting at the meeting.

    The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will also reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock.

BOARD OF DIRECTORS

    The Company's business is managed under the direction of a Board of Directors consisting of five directors. The following individuals are currently serving as directors: Lary L. Evans, Charles H. House (Chairman), Elwood D. Howse, Jr., Anthony Miadich, and Stephen J. Verleye.

    The full Board of Directors met ten times during 2000. Each director attended at least 75% of all board meetings and meetings of committees on which he served, except Mr. Howse attended two of the four Audit Committee meetings held during 2000.

Compensation of Directors

    During 2000, directors who are not employees of the Company or representatives of shareholders of the Company received $500 for each Board meeting attended ($250 for each telephonic Board meeting). Mr. Evans, Mr. House, and Mr. Howse were such directors. Beginning in 2001, all non-employee directors are paid $1,000 for each Board meeting attended ($500 for telephonic meetings).

    The Company also has a Director Stock Option Plan (the "Director Plan"), under which a grant of a nonqualified stock option covering 2,500 shares of Common Stock is automatically made to each outside director on the date of each annual meeting of shareholders. During 2000, 10,000 options were granted under the Director Plan.

Committees of the Board

    The Company's Board of Directors has standing Audit and Compensation Committees. The Company does not have a Nominating Committee. Each of the committees is responsible to the full Board of Directors, and its activities are therefore subject to approval of the Board of Directors. The members of each committee and the functions performed thereby are described below:

    Audit Committee.  During 2000, the Audit Committee was composed of Mr. Evans, who became a member upon his appointment to the Board in February 2000, Mr. Howse, who was a member throughout 2000 and served as Chairman until May 2000, and Mr. Miadich, who was a member throughout 2000 and was appointed Chairman in May 2000. Paul N. Risinger, who left the Board of Directors in February 2000, was a member of the Audit Committee prior to his departure. The Audit Committee oversees the engagement of the Company's independent auditors and, together with the Company's independent auditors, reviews the Company's accounting practices, internal accounting controls, financial results, and the quality of the Company's accounting principles and application of such principles. The Audit committee met four times during 2000.

    Compensation Committee.  During 2000, the Compensation Committee was comprised of Mr. House, Mr. Howse, and Mr. Miadich, each of whom was a member of the Committee throughout 2000. Mr. Evans also served on the Compensation Committee beginning in May 2000. Mr. Miadich served as Chairman until May 2000, whereupon Mr. Howse was appointed Chairman. The Compensation Committee reviews and recommends to the Board the compensation and benefits to be provided to the Company's officers and reviews general policy matters relating to employee compensation and benefits. The Compensation Committee meets separately, as well as during regularly scheduled Board meetings, as necessary. The Compensation Committee had three separate meetings during 2000, and met four additional times as a part of regularly scheduled Board meetings.

Nominees for Director

    The following individuals, each of whom currently serves as a director of the Company, have been nominated for re-election at the Annual Meeting:

    Lary L. Evans, (age 61), was appointed a Director of the Company in February 2000. Mr. Evans retired in 1998 from Dell Computer Corporation, where he was Vice President and General Manager of Dell's server business since 1996. Prior to Dell, Mr. Evans worked from 1987 to 1995 for Sequent Computer Systems. His Sequent positions included Vice President and General Manager of the Product Division, Vice President of Engineering, and Vice President of Manufacturing. Mr. Evans also held vice president or senior management positions at Culler Scientific, Tandem Computers Incorporated, Diablo (a division of Xerox Corporation), and Digital Equipment Corporation.

    Charles H. House, (age 60), has served as a Director of the Company since July 1998 and was appointed Chairman in January 2001. Mr. House presently serves as Director of Societal Impact of Technology at Intel Corporation. Mr. House previously served as Executive Vice President of Communications Research at Dialogic Corp., which was acquired by Intel Corporation in 1999, and was initially appointed to a similar position by Dialogic in November 1997. In December 1995, Mr. House first joined Dialogic as President of its wholly owned subsidiary, Spectron MicroSystems. From December 1993 to 1995, Mr. House served as Senior Vice President and General Manager of the VISTA Division of Veritas Software. Mr. House has also held various senior management positions at other high-technology companies, including Senior Vice President of Product Development and Management of Informix Software, and founder and General Manager of Hewlett-Packard's Logic Systems division. He also served for Hewlett-Packard's corporate Engineering Director and General Manager of its Software Engineering Systems division. Mr. House is also a Director of ExperTelligence, Inc.

    Elwood D. Howse, Jr., (age 61) has served as a Director of the Company since February 1992, and served as Chairman from April 2000 to January 2001. Mr. Howse has served as President of Cable & Howse Ventures, a Northwest venture capital management firm, since 1981, and as General Partner of the CH Partners venture funds. Mr. Howse is also a Director of OrthoLogic Corporation and ImageX.com, Inc., as well as several private companies.

    Anthony Miadich, (age 58), has served as a Director of the Company since January 1990, and served as Chairman of the Board from August 1992 to March 1999. In addition, Mr. Miadich served as the Company's Interim Chief Executive Officer from April 1992 to July 1992. Since 1987, he has served as the Managing Partner of Orien Ventures, a venture capital firm, and since 1988, has been a General Partner of Orien II, L.P., a venture capital fund. Mr. Miadich has also served as Chairman of the Investment Committee of the Indonesian Growth Fund, a venture firm, since 1993. Since 1999, Mr. Miadich has been an advisor to Timberline Venture Partners. Mr. Miadich is also a director of other private portfolio companies.

    Stephen J. Verleye, (age 45), joined Applied in April 1999 as its President and Chief Executive Officer, and also joined the Company's Board of Directors at that time. Beginning in 1993, Mr. Verleye served in various management capacities at RadiSys Corporation, a designer and manufacturer of embedded computing systems. At RadiSys, Mr. Verleye first served as its Vice President of Marketing, and subsequently as the Company's Vice President of Business Development. In May 1996 he was

appointed Vice President and General Manager, Commercial Equipment Division, and in October 1998 he was appointed joint responsibility of the merged Automation Equipment Division. Prior to joining RadiSys, Mr. Verleye held various marketing management roles at Sequent Computer Systems, Inc., as well as various sales and marketing roles at Intel Corporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Ownership Information

    The following table sets forth, as of January 31, 2001, except as otherwise noted, certain information regarding beneficial ownership of the Company's Common Stock by (a) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (b) each director and nominee for director, (c) the Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total annual salary and bonus, for the fiscal year ended December 31, 2000, exceeded $100,000 (collectively, the "Named Executive Officers"), and (d) by all of the Company's executive officers and directors as a group. Unless otherwise noted, the named beneficial owner has sole voting and investment power.

Name and Address	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding
Anthony Miadich(2) Orien II, L.P. c/o Orien Ventures 300 Oswego Point Dr., Suite 100 Lake Oswego, OR 97034	1,313,757	18.8%
Kopp Investment Advisors, Inc.(3) 7701 France Avenue South, Suite 500 Edina, MN 55435	879,600	12.6%
Dimensional Fund Advisors Inc.(4) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	456,500	6.6%
Charles H. House(5)	23,500	*
Stephen J. Verleye(6)	215,000	3.0%
Robert C. Bateman(7)	61,504	*
Mark C. Budzinski(8)	60,000	*
Lary L. Evans(9)	2,500	*
Douglas A. Fullaway(10)	71,000	1.0%
Elwood D. Howse, Jr.(11)	35,731	*
Alan F. Peters(12)	60,000	*
All executive officers and Directors as a group (9 individuals)(13)	1,842,992	24.7%

*
Less than 1%.

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property law where applicable and to the information contained in the footnotes to this table. The number of shares of Common Stock shown as beneficially owned by the persons named in this table includes all shares of Common Stock underlying options exercisable within

  60 days of January 31, 2001. The percentage of Common Stock outstanding is calculated on the basis of 6,969,395 share of Common Stock outstanding as of January 31, 2001, except that shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of January 31, 2001, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Includes 10,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 31, 2001. Mr. Miadich is a Managing General Partner of Orien Ventures, the general partner of Orien II, L.P., and shares voting and investment power over shares held by Orien II, L.P. with George Kalan, a General Partner of Orien Ventures.

(3)
Based on Schedule 13G filed by Kopp Investment Advisors ("KIA") with the Securities and Exchange Commission in January 2001. KIA is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. KIA is wholly owned by Kopp Holding Company ("KHC"), which is wholly owned by LeRoy C. Kopp. Kopp Emerging Growth Fund is a registered investment company that has an investment advisor agreement with KIA. Of the shares beneficially owned by KIA, KHC, and Mr. Kopp, 744,600 are held in a fiduciary or representative capacity.

(4)
Based on Schedule 13G filed by Dimensional Fund Advisors Inc. ("Dimensional") with the Securities and Exchange Commission in February 2001. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, serves as investment advisor to various investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds"). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of the Company that are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.

(5)
Includes 8,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 31, 2001. The Company retains repurchase rights on 5,000 of these options, which repurchase rights expire annually through 2002.

(6)
Consists of shares issuable upon the exercise of stock options that are exercisable within 60 days of January 31, 2001. The Company retains repurchase rights on these options, which repurchase rights expire annually through 2003. These repurchase rights do not apply in the event of termination of employment on account of death or disability or certain involuntary termination occurring following a change of control of the Company.

(7)
Includes 60,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 31, 2001. The Company retains repurchase rights on 45,000 of these options, which repurchase rights expire in varying amounts through 2003. These repurchase rights do not apply in certain circumstances.

(8)
Consists of shares issuable upon the exercise of stock options that are exercisable within 60 days of January 31, 2001. The Company retains repurchase rights on 45,000 of these options, which repurchase rights expire in varying amounts through 2003. These repurchase rights do not apply in certain circumstances.

(9)
Consists of shares issuable upon the exercise of stock options that are exercisable within 60 days of January 31, 2001.

(10)
Includes 64,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 31, 2001. The Company retains repurchase rights on 17,500 of these options, which repurchase rights expire in varying amounts through 2002. These repurchase rights do not apply in certain circumstances.

(11)
Includes 12,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 31, 2001.

(12)
Consists of shares issuable upon the exercise of stock options that are exercisable within 60 days of January 31, 2001. The Company retains repurchase rights on 40,000 of these options, which repurchase rights expire in varying amounts through 2003. These repurchase rights do not apply in certain circumstances.

(13)
Includes 492,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 31, 2001. The Company retains repurchase rights on 260,000 of these options; these repurchase rights do not apply under certain circumstances, including death or disability or, in certain cases, following a change of control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, directors, and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

    Based solely on the Company's review of the copies of such reports received from reporting persons and written representations by certain reporting persons regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended December 31, 2000, all filing requirements applicable to the Company's executive officers, directors, and all of the persons known to the Company to own more than ten percent of its Common Stock, were complied with.

MANAGEMENT INFORMATION, COMPENSATION, AND BENEFITS

Executive Officers

    The executive officers of the Company are elected annually at the meeting of the Board of Directors held in conjunction with the annual meeting of shareholders. The following are the current executive officers of the Company, and their ages as of March 31, 2001:

Name	Age	Position
Charles H. House	60	Chairman of the Board
Stephen J. Verleye	45	President, Chief Executive Officer, and Director
Robert C. Bateman	38	Vice President, Chief Financial Officer, Corporate Secretary, and Treasurer
Mark C. Budzinski	41	Vice President of Worldwide Sales
Douglas A. Fullaway	49	Executive Vice President, Business Development
Alan F. Peters	59	Vice President of European Operations

    For information regarding Mr. House and Mr. Verleye, see "Nominees for Director."

    ROBERT C. BATEMAN joined Applied in October 1999 as Vice President, Chief Financial Officer, Corporate Secretary, and Treasurer. From March 1996 to September 1999, Mr. Bateman held various management positions at NeoPath, Inc., a medical device company, including Corporate Controller, Corporate Secretary, Treasurer, Vice President, and Chief Financial Officer. Prior to joining NeoPath, Mr. Bateman was employed by Ernst & Young LLP.

    MARK C. BUDZINSKI joined Applied in September 1999 as Vice President of Marketing, and has served as Vice President of Worldwide sales beginning February 2001. From May 1996 to August 1999, Mr. Budzinski was Director of Marketing at RadiSys Corporation. Prior to joining RadiSys, Mr. Budzinski held various marketing positions at Sequent Computer Systems, Inc. and Intel Corporation.

    DOUGLAS A. FULLAWAY has served in various executive positions at Applied since he joined the Company in November 1993. He has served as the Company's Executive Vice President since July 1998; Vice President Worldwide Sales from January 1995 to July 1998; and Vice President, International Sales from November 1993 to December 1994. Prior to joining the Company, Mr. Fullaway held positions of increasing management responsibility at Mentor Graphics Corporation from 1984 to 1993, including Pacific Rim General Manager, European Operations Manager, and Manufacturing Manager. Mr. Fullaway was previously employed by Tektronix, Inc. in a variety of operational positions.

    ALAN F. PETERS joined Applied in January 2000 as Vice President of European Operations. From July 1997 to December 1999, Mr. Peters was Vice President Sales/Europe at RadiSys Corporation. For the 22 years prior to joining RadiSys, Mr. Peters held sales and marketing management positions in Europe and South Africa at Digital Equipment Corporation.

Executive Officer Compensation

    Compensation Summary.  The following table sets forth information regarding compensation earned during the Company's fiscal year ended December 31, 2000, and during the two preceding fiscal years, by the Chief Executive Officer and the other Named Executive Officers.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation		Securities Underlying Stock Options(#)
	Fiscal Year				All Other Compensation(2)
Name and Principal Position		Salary	Bonus(1)
Stephen J. Verleye(3) President and CEO	2000 1999	$224,617 154,649	$3,656 24,188	— 215,000	$5,362 41,854
Robert C. Bateman(4) VP, CFO, Corporate Secretary, and Treasurer	2000 1999	$153,462 30,154	$2,503 6,500	20,000 60,000	$3,370 722
Mark C. Budzinski(5) VP of Worldwide Sales	2000 1999	$160,000 45,538	$32,600 10,000	20,000 60,000	$12,758 1,088
Douglas A. Fullaway Executive Vice President, Business Development	2000 1999 1998	$167,598 157,242 142,696	$2,730 20,000 28,438	20,000 — 20,000	$4,858 3,795 3,831
Alan F. Peters(6) VP of European Operations	2000	$170,896	$780	80,000	$15,941

(1)
Bonus amounts are reflected in the year they were earned, without regard to when the amounts were received.

(2)
Represents employer 401(k) matching contribution and term life insurance premiums, except as otherwise noted.

(3)
Mr. Verleye joined the Company on April 1, 1999. Mr. Verleye's "All Other Compensation" in 1999 includes $39,125 for moving and relocation.

(4)
Mr. Bateman joined the Company in October 1999.

(5)
Mr. Budzinski joined the Company in September 1999. Mr. Budzinski's "All Other Compensation" in 2000 includes $8,005 in sales commissions.

(6)
Mr. Peters joined the Company in January 2000. Mr. Peters' "All Other Compensation" in 2000 includes $15,734 in sales commissions.

    Option Grants.  The following table shows information concerning option grants to purchase Common Stock made to each of the Named Executive Officers during the fiscal year ended December 31, 2000.

Option Grants in 2000

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in 2000
			Exercise Price ($/Sh)(2)	Expiration Date
Name					5%	10%
Stephen J. Verleye	—	—	—	—	—	—
Robert C. Bateman	20,000	4.5%	$2.72	12/12/10	$34,199	$86,668
Mark C. Budzinski	20,000	4.5%	2.72	12/12/10	34,199	86,668
Douglas A. Fullaway	20,000	4.5%	2.72	12/12/10	34,199	86,668
Alan F. Peters	60,000	13.4%	10.63	1/03/10	400,920	1,016,011
Alan F. Peters	20,000	4.5%	2.72	12/12/10	34,199	86,668

(1)
The options were granted under the Applied Microsystems Corporation 1992 Performance Stock Plan and vest annually over three years.

(2)
The exercise price of each option is the closing price of the Company's Common Stock, as reported by the Nasdaq National Market, on the grant date.

(3)
Potential gains are net of exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions, and the option holders' continued employment through the vesting periods. The actual value realized may be greater or less than the potential realizable value set forth in the table.

    Option Exercises.  The following table shows information concerning stock options exercised by the Named Executive Officers during the Company's fiscal year ended December 31, 2000, including the aggregate value of any gains realized on such exercise. The table also shows information regarding the number and value of unexercised options held by the Named Executive Officers at the end of that fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)(1)
					Value of Unexercised In-the-Money Options at Fiscal Year-End(1)(2)
	Shares Acquired on Exercise(#)
		Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen J. Verleye	—	—	215,000	—	$416,670	$—
Robert C. Bateman	—	—	60,000	20,000	68,722	34,380
Mark C. Budzinski	—	—	60,000	20,000	52,500	34,380
Douglas A. Fullaway	—	—	60,000	20,000	69,420	34,380
Alan F. Peters	—	—	60,000	20,000	—	34,380

(1)
The Company retains repurchase rights on certain of these stock options.

(2)
Based on a fair market value of $4.44, the closing price of the Company's Common Stock on December 29, 2000, of the shares of Common Stock subject to outstanding in-the-money options, less the aggregate option exercise price.

Compensation Committee Report on Executive Compensation

    The Compensation Committee of the Board of Directors is responsible for setting and administering the policies governing annual compensation of the executive officers, including the annual incentive compensation plan, and making recommendations concerning such compensation to the Board of Directors. In addition, the Committee is responsible for administering the Company's stock option plans. The Committee is composed exclusively of directors who are neither employees nor former employees of the Company, and who are not eligible to participate in any of the Company's executive compensation programs.

    The Committee's compensation philosophy is to provide base salary, incentive compensation, and equity incentives to the Company's officers and other employees through programs designed to attract and retain the best possible personnel to allow the Company to achieve its goals. The Company seeks to foster an environment that links the interests of officers and other personnel to that of shareholders through equity incentives, and rewards superior performance through appropriate incentive compensation.

    Base Salary.  At the beginning of each year, the Committee reviews the annual compensation plan for the Company's executive officers. In making individual base salary decisions, the Compensation Committee considers each officer's duties, the quality of the individual's performance, the individual's potential, external market compensation practices, and the contribution the officer has made to the Company's overall performance. The Committee compares the salary of each officer with other officers' salaries, taking into account the number of years employed by the Company, the possibility of future promotions, and the extent and frequency of prior salary adjustments. The Committee also consults competitive survey data.

    Incentive Compensation.  The Company's incentive compensation plan is a material element to the executives' target annual compensation. The Compensation Committee believes that executives' performance is most appropriately measured based on progress toward achieving operating goals that are formulated to promote advancement of key aspects of the Company's business. Company goals relate to such matters as achieving target sales and operating results, forging strategic relationships, advancing the strategic directions of the Company, meeting defined research and development objectives, staff recruitment and development, and so forth. Under the plan in place during 2000, officers were eligible to receive incentive compensation quarterly, based primarily on achieving targeted operating results. Given the Company's below-plan operating results in 2000, incentive compensation payments were negligible in 2000.

    Equity Incentives.  Equity incentives take the form of option awards under the Company's stock option plan. The Compensation Committee believes that this equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. The Company's practice is to grant stock options with an exercise price equal to or in excess of the market price of the Company's Common Stock on the date of grant. Accordingly, stock options will have value only if the Company's stock price increases. In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Committee considers various factors, including the officer's current option position, the frequency of prior option grants, the impact of the officer's contribution on the Company's goals, the number of years the officer has been employed by the Company, and the possibility of future promotions.

  2000 Compensation for the Chief Executive Officer

    The Committee reviews and establishes the Chief Executive Officer's base salary based on a number of factors, including competitive survey data, the assessment of his past performance, and expectations as to his future contributions in leading the Company and its business. Based upon the noted criteria, and taking into consideration the initial equity incentives provided to Mr. Verleye in 1999, the Committee increased his base salary five percent to $225,000 effective January 1, 2000.

    As noted above, the Company's compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to Named Executive

Officers. No executive officer of the Company has received, nor is it anticipated that any executive officer will receive, any such compensation in excess of this limit.

Compensation Committee

  Lary L. Evans
  Charles H. House
  Elwood D. Howse, Jr.
  Anthony Miadich

Employment Contracts and Change-In-Control Agreements

    The Company also entered into an employment agreement with Mr. Verleye effective April 1, 1999. The agreement specifies that, in the event Mr. Verleye is terminated in certain circumstances, he would be paid a severance of salary and benefits for a period of six months following termination. In addition, in the event of a change of control, a portion of Mr. Verleye's stock options would no longer be subject to the Company's right to repurchase such options.

    Stock option agreements with Mr. Bateman, Mr. Budzinski, and Mr. Peters contain provisions that, in the event of a change of control, limit the Company's right to repurchase a portion of such stock options.

Audit Committee Report

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    During 2000, the Company developed an updated written charter for the Audit Committee, which was approved by the Committee on April 17, 2000. The complete text of the new charter is included as Appendix A to this Proxy Statement.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

    The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during 2000.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Audit Committee

  Lary L. Evans
  Charles H. House
  Anthony Miadich

Comparative Performance Graph

    Set forth below is a graph comparing the cumulative total return to shareholders on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S. Companies) ("Nasdaq Market Index") and the Nasdaq Computer and Data Processing Index for the period beginning on November 14, 1995, the date of the Company's initial public offering, and ended on December 31, 2000. For purposes of this presentation, the Company has assumed that its initial offering price of $10.00 per share would have been the closing price on November 14, 1995, the day prior to commencement of trading.

Comparison of Cumulative Total Return
Among Applied Microsystems Corporation,
the Nasdaq Market Index and
the Nasdaq Computer & DP Index

	11/14/95	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00
Applied Microsystems Corporation	$100	$90	$133	$56	$39	$114	$44
Nasdaq Market Index	$100	$101	$125	$153	$215	$400	$241
Nasdaq Computer & DP Index	$100	$99	$123	$151	$269	$590	$273

  The total return on the Company's Common Stock and each index assumes the value of each investment was $100 on November 14, 1995. Return information is historical and not necessarily indicative of future performance.

PROPOSAL 1—ELECTION OF DIRECTORS

    Five Directors are to be elected at the Annual Meeting, to serve until the 2002 Annual Meeting of Shareholders or until their earlier retirement, resignation, or removal. Lary L. Evans, Charles H. House, Elwood D. Howse, Jr., Anthony Miadich, and Stephen J. Verleye, all of whom are currently Directors of the Company, have been nominated by the Board of Directors for election at the Annual Meeting. The accompanying proxy will be voted for these nominees, except where authority to so vote is withheld. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee as designated by the Company's Board of Directors. The Board of Directors has no reason to believe that any of the nominees named will be unavailable to stand for election.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED IN PROPOSAL 1.

PROPOSAL 2—APPROVAL OF THE COMPANY'S 2001 STOCK OPTION PLAN

    At the Annual Meeting, the shareholders will be asked to approve the Applied Microsystems Corporation 2001 Stock Option Plan (the "Option Plan"). On March 19, 2001, the Board of Directors adopted the Option Plan, subject to its approval by the shareholders. The Option Plan is intended to replace the Company's 1992 Performance Stock Plan (the "1992 Plan"), which will expire in March 2002.

    The Board of Directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The Board expects that the Option Plan will be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of the Company and in motivating these individuals to strive to enhance the Company's growth and profitability. The proposed Option Plan is intended to ensure that the Company will continue to have available a reasonable number of shares to meet these goals.

    The Option Plan is also designed to preserve the Company's ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with options granted under the Option Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with options awarded under the Option Plan to qualify as "performance-based" within the meaning of Section 162(m), the Option Plan limits the size of the options as further described below. By approving the Option Plan, the shareholders will be approving, among other things, eligibility requirements for participation in the Option Plan, limits on the numbers of shares that could be made subject to option, and the other material terms of options described below.

Summary of the Option Plan

    The following summary of the Option Plan is qualified in its entirety by the specific language of the plan, a copy of which is included as Appendix B to this Proxy Statement.

    General.  The purpose of the Option Plan is to advance the interests of the Company by providing an incentive to attract and retain employees, directors and consultants upon whose judgment, interest and efforts the Company's success is dependent and by motivating these persons to contribute to the Company's growth and profitability. The Option Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the grant to employees, directors and consultants of nonstatutory stock options.

    Shares Subject to Option Plan.  A maximum of 300,000 of the authorized but unissued or reacquired shares of Common Stock of the Company plus all shares of Common Stock of the Company authorized and available for issuance pursuant to the 1992 Plan and not subject to outstanding options at such time as the 1992 Plan terminates in accordance with its terms, and all shares issued or subject to options granted pursuant to the 1992 Plan that are reacquired or otherwise forfeited or returned to the Company may be issued under the Option Plan. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by the Company at their original exercise price, the expired or repurchased shares are returned to the Option Plan and again become available for grant. However, no more than 300,000 shares will be available under the Option Plan for issuance upon the exercise of incentive stock options. Appropriate adjustments will be made to the shares subject to the Option Plan, the foregoing limit on incentive stock option shares, the "Grant Limit" described below and to the shares subject to and purchase prices under outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company.

    To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the Option Plan, the plan is designed to qualify such compensation as "performance-based compensation" under Section 162(m) of the Code. To comply with Section 162(m), the Option Plan limits the number of shares for which options may be granted to any employee. Under this limitation (the "Grant Limit"), no employee or prospective employee may be granted options for more than 300,000 shares in any fiscal year of the Company. The Grant Limit is subject to appropriate adjustment in the event of certain changes in the Company's capital structure, as previously described.

    Administration.  The Option Plan will be administered by the Board of Directors or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel or renew any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. The Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

    Eligibility.  Options may be granted under the Option Plan to employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective service providers in connection with written offers of employment or other service relationship, provided that no shares may be purchased prior to such person's commencement of service. As of February 28, 2001, the Company had approximately 233 employees (including five executive officers) and four external directors who would be eligible under the Option Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

    Terms and Conditions of Options.  Each option granted under the Option Plan will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. Incentive stock options must have an exercise price at least equal to the fair market value of a share of the Common Stock on the date of grant, while nonstatutory stock options must have an exercise price equal to at least 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of March 28, 2001, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $2.13 per share.

    The Option Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; to the extent legally permitted, by tender of shares of Common Stock owned by the participant having a fair market value not less than the exercise price or by means of a promissory note if the participant is an employee; by such other lawful consideration as approved by the Board; or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by the Company, through the participant's surrender of a portion of the option shares to the Company.

    Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of an option granted under the Option Plan is ten years, provided that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five years. An option generally will remain exercisable for three months following the participant's termination of service. However, if such termination results from the participant's death or disability, the option generally will remain exercisable for twelve months. In any event, the option must be exercised no later than its expiration date.

    Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. Nonstatutory stock options granted under the Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

    Change in Control.  The Option Plan defines a "Change in Control" of the Company as any of the following events upon which the shareholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof may either assume the Company's rights and obligations under outstanding options or substitute substantially equivalent options for such corporation's stock. The exercisability and vesting of outstanding options shall accelerate upon a Change in Control to the extent permitted by the Board and set forth in the option agreement. However, in the absence of a specific provision in the option agreement and if an outstanding option is not assumed or replaced, the Option Plan provides that generally it will become immediately exercisable ten days prior to the Change in Control. Options that are not assumed, replaced or exercised prior to a Change in Control will terminate.

    Termination or Amendment.  The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Option Plan and the agreements evidencing the awards have lapsed, provided that all incentive stock options must be granted within ten years following the date on which the Board adopted the Option Plan. The Board may terminate or amend the Option Plan at any time. However, without shareholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require shareholder approval under any applicable law, regulation or rule. No termination or amendment may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding option without the consent of the participant, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

    The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    Incentive Stock Options.  A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

    The difference between the option exercise price and the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

    Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where a participant is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the participant's termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

    No awards will be granted under the Option Plan prior to its approval by the shareholders of the Company. Future grants under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the participants. Consequently it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Option Plan.

Vote Required and Board of Directors' Recommendation

    Approval of this proposal requires a number of votes "For" the proposal that exceeds the number of votes "Against" the proposal, provided that a quorum is present and that the shares voting "For" the proposal constitutes at least a majority of a quorum. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the vote unless the shares voting affirmatively do not constitute at least a majority of a quorum.

    As described above, the Option Plan is intended to preserve the treatment of option-related compensation as "performance-based compensation" for purposes of Section 162(m) of the Code. By approving this proposal, the shareholders will be approving, among other things, the eligibility requirements for participation in the Option Plan and the Grant Limit.

    The Board of Directors believes that adoption of the proposed Option Plan is in the best interests of the Company and the shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE OPTION PLAN.

PROPOSAL 3—PROPOSAL TO AMEND THE COMPANY'S
DIRECTOR STOCK OPTION PLAN

    At the Annual Meeting, the shareholders will be asked to approve an amendment to the Company's Director Stock Option Plan (the "Director Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 60,000 shares and to increase the number of shares automatically granted each year to non-employee directors of the Company from 2,500 to 5,000.

    The Director Plan is intended to assist the Company to attract and retain highly qualified individuals to serve as directors of the Company and to provide incentives directed toward increasing the value of the Company for its shareholders. As of February 28, 2001, a total of 5,000 shares remained available for the future grant of options under the Director Plan. The Board of Directors believes that approval of this amendment to the Director Plan is in the best interest of the Company and its shareholders in order to provide a competitive equity incentive program that will enable the Company to continue to recruit and retain the capable directors who are essential to the long-term success of the Company.

Summary of the Director Stock Option Plan, as Amended

    The following summary of the Director Plan is qualified in its entirety by the specific language of the Director Plan, a copy of which is available to any shareholder upon request.

  General

    The Director Plan provides for the automatic grant of nonstatutory stock options to members of the Board of Directors who are not employees of the Company or of any subsidiary or parent of the Company ("Outside Directors").

  Shares Subject to Director Plan

    The shareholders have previously authorized the issuance of a maximum of 45,000 shares of Common Stock under the Director Plan. The Board of Directors has amended the Director Plan, subject to stockholder approval, to authorize an additional 60,000 shares for issuance upon the exercise of options granted under the Director Plan, for an aggregated maximum of 105,000 shares. Upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Director Plan, to the terms of the automatic grant of options described below, and to outstanding options.

  Administration

    The Director Plan is intended to operate automatically without discretionary administration. To the extent administration is necessary, it will be performed by the Board of Directors. The Board of Directors has no discretion to select the Outside Directors who are granted options under the Director Plan, to set the exercise price of the options, to determine the number of shares for which or the time at which particular options are granted or to establish the duration of the options. The Board of Directors is authorized to interpret the Director Plan and options granted under it, and all determinations of the Board of Directors will be final and binding on all persons having an interest in the Director Plan or any option.

  Eligibility

    Only directors of the Company who, at the time of grant, are Outside Directors are eligible to participate in the Director Plan. Currently, the Company has four Outside Directors.

  Automatic Grant of Options

    Options are granted automatically under the Director Plan without any discretionary action by the Board. On the day of each annual meeting of the shareholders, each Outside Director remaining in office (including directors who previously did not qualify as Outside Directors) is granted an option (an "Annual Option") for 5,000 shares of Common Stock.

  Terms and Conditions of Options

    Each option granted under the Director Plan is evidenced by a written agreement between the Company and the Outside Director specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Director Plan. The exercise price per share under each option must equal the fair market value of a share of the Company's Common Stock on the date of grant. Generally, the fair market value of the Common Stock is the closing price per share on the date of grant as reported on the Nasdaq National Market. The exercise price may be paid in cash or in previously acquired shares of Common Stock that have been outstanding for at least one year.

    Annual Options become exercisable in full on the first anniversary of the date of grant, provided that the Outside Director's service has not terminated more than sixty days prior to such date. Unless earlier terminated under the terms of the Director Plan or the option agreement, each option remains exercisable for ten years after grant. During the lifetime of the optionee, the option may be exercised only by the optionee and may not be transferred or assigned, except by will or the laws of descent and distribution.

  Change in Control

    The Director Plan provides that in the event of (i) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, (ii) the acquisition by any person or entity of more than 50% of the outstanding shares of Common Stock, (iii) a sale of substantially all of the property of the Company, or (iv) a material change in the capital structure of the Company, the Board of Directors shall have the power to determine what effect, if any, such event shall have upon outstanding options under the Director Plan. In the event of a liquidation or dissolution of the Company, the Director Plan shall terminate unless the options are either assumed or provision is made for the continuance of the options.

  Termination or Amendment

    Unless earlier terminated by the Board, the Director Plan will terminate in August 2005 or one year following such time as all of the shares available for issuance under the Director Plan have been issued, whichever occurs first. The Director Plan may be terminated or amended by the Board at any time, except that the Director Plan may not be amended more than once every six months to change the designation of the class of eligible directors, the timing or exercise price of option grants, or the number of shares underlying option grants, unless such amendment is to comply with the Internal Revenue Code. No termination or amendment of the Director Plan may adversely affect an outstanding option without the consent of the optionee.

Summary of the Federal Income Tax Consequences of the Director Plan

    All options granted under the Director Plan will be nonstatutory options, that is, options not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code. For a summary of the United States federal income tax consequences under current law of participation in the Director Plan, see the discussion of the treatment of nonstatutory stock options under "PROPOSAL 2—APPROVAL OF THE COMPANY'S 2001 STOCK OPTION PLAN—Summary of U.S. Federal Income Tax Consequences."

Amended Plan Benefits and Additional Information

    The following table sets forth the grants of stock options that will be received under the Director Plan during the fiscal year ending December 31, 2001 by all current directors who are not executive officers provided that such persons remain Outside Directors. None of the other groups or individuals for whom disclosure would otherwise be required are eligible to participate in the Director Plan.

Amended Plan Benefits

Name	Position	No. of Shares in Fiscal 2001
Lary L. Evans	Director	5,000
Charles H. House	Director	5,000
Elwood D. Howse, Jr.	Director	5,000
Anthony Miadich	Director	5,000

All Outside Directors as a Group (four persons)		20,000

    From the inception of the Director Plan through February 28, 2001, the current directors who are not executive officers of the Company have received, in the aggregate, options under the Director Plan for the following numbers of shares: Mr. Evans, 2,500 shares, Mr. House, 5,000 shares, Mr. Howse, 12,500 shares, and Mr. Miadich, 12,500 shares.

Vote Required

    Approval of this proposal requires a number of votes "For" the proposal that exceeds the number of votes "Against" the proposal, provided a quorum is present. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum but otherwise will have no effect on the outcome of the vote.

    The Board of Directors believes that approval of the foregoing amendment to the Director Plan is in the best interests of the Company and the shareholders for the reasons stated above.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN.

PROPOSAL 4—APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 2001. Fees for 2000 were: annual audit—$165,000; audit-related services—$10,000; and all other nonaudit services—$10,000.

    If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement prepared in connection with the Company's 2002 Annual Meeting of Shareholders must deliver a copy of the proposal to the Secretary of the Company, at the Company's principal executive offices, no later than December 15, 2001, and satisfy the conditions established by the Securities and Exchange Commission.

    The Company's Restated Bylaws outline procedures, including minimum notice provisions, that govern the nomination of directors by shareholders and certain other matters that a shareholder proposes to bring before the annual meeting. A copy of the pertinent provisions of the Restated Bylaws is available upon request to Robert C. Bateman, Corporate Secretary, Applied Microsystems Corporation, 5020 148th Avenue N.E., Redmond, Washington 98052.

    IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                      APPLIED MICROSYSTEMS CORPORATION

April 16, 2001
Redmond, Washington

APPENDIX A
APPLIED MICROSYSTEMS CORPORATION
AUDIT COMMITTEE CHARTER
Adopted April 17, 2000

Organization

    This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom meet the Nasdaq independence requirements for participation. Also in accordance with the Nasdaq requirements, all committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

    The audit committee of the board of directors assists the board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication among the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

    The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  •
  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, if or when appropriate, recommend to the board the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

  •
  The committee shall discuss with the independent auditors the overall scope and plans for their annual audit, including the adequacy of staffing and the overall fee structure. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

  •
  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

  •
  The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the Company's audited financial statements in the company's annual report on Form 10-K. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

APPENDIX B

APPLIED MICROSYSTEMS CORPORATION
2001 STOCK OPTION PLAN

    1.  Establishment, Purpose and Term of Plan.

      1.1  Establishment.  The Applied Microsystems Corporation 2001 Stock Option Plan (the "Plan"), is established and effective as of March 19, 2001.

      1.2  Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

      1.3  Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

    2.  Definitions and Construction.

      2.1  Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

        (a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

        (b) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

        (c) "Committee" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

        (d) "Company" means Applied Microsystems Corporation, a Washington corporation, or any successor corporation thereto.

        (e) "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

        (f)  "Director" means a member of the Board or of the board of directors of any other Participating Company.

        (g) "Disability" means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee's position with the Participating Company Group because of the sickness or injury of the Optionee.

        (h) "Employee" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

        (i)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (j)  "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

           (i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

          (ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

        (k) "Incentive Stock Option" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

        (l)  "Insider" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

        (m) "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

        (n) "Option" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

        (o) "Option Agreement" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of "Notice of Grant of Stock Option" and a form of "Stock Option Agreement" incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

        (p) "Optionee" means a person who has been granted one or more Options.

        (q) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

        (r) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

        (s) "Participating Company Group" means, at any point in time, all corporations collectively which are then Participating Companies.

        (t)  "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

        (u) "Section 162(m)" means Section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 19993 (P.L. 103-66)

        (v) "Securities Act" means the Securities Act of 1933, as amended.

        (w) "Service" means an Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. An Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, an Optionee's Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Optionee's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee's Option Agreement. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

        (x) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

        (y) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

        (z) "Ten Percent Owner Optionee" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

      2.2  Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

    3.  Administration.

      3.1  Administration by the Board.  The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option.

      3.2  Authority of Officers.  Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

      3.3  Powers of the Board.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

        (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

        (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

        (c) to determine the Fair Market Value of shares of Stock or other property;

        (d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

        (e) to approve one or more forms of Option Agreement;

        (f)  to amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

        (g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of Service with the Participating Company Group;

        (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

        (i)  to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

      3.4  Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

      3.5  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

    4.  Shares Subject to Plan.

      4.1  Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be three hundred thousand (300,000) plus all shares of Stock authorized and available for issuance pursuant to the Company's 1992 Performance Stock Plan (the "1992 Plan") and not subject to outstanding options at such time as the 1992 Plan terminates in accordance with its terms, and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. Notwithstanding the foregoing, except as adjusted pursuant to Section 4.2, the maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Incentive Stock Options (the "ISO Share Limit") shall not exceed three hundred thousand (300,000). If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee's exercise price, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

      4.2  Adjustments for Changes in Capital Structure.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the ISO Share Limit set forth in Section 4.1, and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

    5.  Eligibility and Option Limitations.

      5.1  Persons Eligible for Options.  Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Option. However, eligibility in accordance with this Section shall not entitle any person to be granted an Option or, having been granted an Option, to be granted an additional Option.

      5.2  Option Grant Restrictions.  Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

      5.3  Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the

  Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

      5.4  Section 162(m) Grant Limit.  Subject to adjustment as provided in Section 4.2, no Employee or prospective Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than three hundred thousand (300,000) shares (the "Section 162(m) Grant Limit"). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

    6.  Terms and Conditions of Options.

      Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

      6.1  Exercise Price.  The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

      6.2  Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

      6.3  Payment of Exercise Price.

        (a)  Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) provided that the Optionee is an Employee and in the Company's sole discretion at the time the Option is exercised, by cash for the portion of the aggregate exercise price not less than the par value of the shares being acquired and by delivery of the Optionee's promissory note in a form approved by the Company for the balance of the aggregate exercise price, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

        (b)  Limitations on Forms of Consideration.

          (i)  Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

          (ii)  Cashless Exercise.  The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

          (iii)  Payment by Promissory Note.  No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

      6.4  Tax Withholding.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

      6.5  Effect of Termination of Service.

        (a)  Option Exercisability.  Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after an Optionee's termination of Service only during the applicable time period determined in accordance with this Section 6.5 and thereafter shall terminate:

          (i)  Disability.  If the Optionee's Service with the Participating Company Group terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "Option Expiration Date").

          (ii)  Death.  If the Optionee's Service with the Participating Company Group terminates because of the death of the Optionee, the Option, including the portions not yet exercisable, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the Optionee's termination of Service.

          (iii)  Termination After Change in Control.  The Board may, in its discretion, provide in any Option Agreement that if the Optionee's Service with the Participating Company Group ceases as a result of "Termination After Change in Control" (as defined in such Option Agreement), then (1) the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date, and (2) the exercisability and vesting of the Option and any shares acquired upon the exercise thereof shall be accelerated effective as of the date on which the Optionee's Service terminated to such extent, if any, as shall have been determined by the Board, in its discretion, and set forth in the Option Agreement. Notwithstanding the foregoing, if it is determined that the provisions or operation of this Section 6.5 (a)(iii) would preclude treatment of a Change in Control as a "pooling-of-interests" for accounting purposes and provided further that in the absence of the preceding sentence such Change in Control would be treated as a "pooling-of-interests" for accounting purposes, then this Section 6.5 (a)(iii) shall be without force or effect, and the vesting and exercisability of the Option shall be determined under any other applicable provision of the Plan or the Option Agreement evidencing such Option.

          (iv)  Other Termination of Service.  If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability, death or Termination After Change in Control, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

        (b)  Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 9 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

        (c)  Extension if Optionee Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.5(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.

      6.6  Transferability of Options.  During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to the Form S-8 Registration Statement under the Securities Act.

    7.  Standard Forms of Option Agreement.

      7.1  Option Agreement.  Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the appropriate form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

      7.2  Authority to Vary Terms.  The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

    8.  Change in Control.

      8.1  Definitions.

        (a) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

        (b) A "Change in Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a "Transaction") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

      8.2  Effect of Change in Control on Options.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. The Board may, in its discretion, provide in any Option Agreement that, in the event of a Change of Control, the exercisability and vesting of the outstanding Option and any shares acquired upon the exercise thereof shall accelerate upon such circumstances and to such extent as specified in such Option Agreement. In the absence of such a provision in the Option Agreement and in the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Change in Control, any unexercisable or unvested portions of outstanding Options and any shares acquired upon the exercise thereof held by Optionees whose Service has not terminated prior to such date shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion.

    9.  Compliance with Securities Law.

      The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

    10.  Termination or Amendment of Plan.

      The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's shareholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

    IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Applied Microsystems Corporation 2001 Stock Option Plan as duly adopted by the Board on March 19, 2001.

Secretary

PROXY

APPLIED MICROSYSTEMS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, having received the Notice of Annual Meeting of Shareholders of Applied Microsystems Corporation (the "Company"), and the related Proxy Statement dated April 13, 2001, hereby appoints Stephen J. Verleye and Robert C. Bateman, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Annual Meeting of Shareholders of the Company on May 22, 2001, and any adjournments thereof, and to vote thereat all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified below, or to the extent not specified, to vote FOR the election as directors of all nominees named below and FOR proposals 2, 3, and 4 and to vote in their discretion on any other matters presented at the meeting or any adjournments thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED ON THE REVERSE BY THE UNDERSIGNED. EXCEPT AS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSED ADOPTION OF THE 2001 STOCK OPTION PLAN, THE AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN, AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

* FOLD AND DETACH HERE *

Please mark your votes as indicated in the example	/ X /
		FOR	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW
PROPOSAL 1:	ELECTION OF DIRECTORS	/ /	/ /
Nominees:	Lary L. Evans, Charles H. House, Elwood D. Howse, Jr., Anthony Miadich, and Stephen J. Verleye		(INSTRUCTION: To withhold authority to vote FOR any individual nominee, strike a line through the nominee's name in the list.)
PROPOSAL 2:	PROPOSED ADOPTION OF THE 2001 STOCK OPTION PLAN	FOR / /	AGAINST / /	ABSTAIN / /
PROPOSAL 3:	PROPOSED AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN	FOR / /	AGAINST / /	ABSTAIN / /
PROPOSAL 4:	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	FOR / /	AGAINST / /	ABSTAIN / /
PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

SIGNATURE ________________________ SIGNATURE ________________________ DATE _________ ___

NOTE: Please sign as name appears heron. Joint Owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

* FOLD AND DETACH HERE *

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YOUR VOTE IS IMPORTANT!
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION
BOARD OF DIRECTORS
VOTING SECURITIES AND PRINCIPAL HOLDERS
MANAGEMENT INFORMATION, COMPENSATION, AND BENEFITS
Summary Compensation Table
Option Grants in 2000
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—APPROVAL OF THE COMPANY'S 2001 STOCK OPTION PLAN
PROPOSAL 3—PROPOSAL TO AMEND THE COMPANY'S DIRECTOR STOCK OPTION PLAN
Amended Plan Benefits
PROPOSAL 4—APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
APPENDIX A APPLIED MICROSYSTEMS CORPORATION AUDIT COMMITTEE CHARTER Adopted April 17, 2000
APPENDIX B APPLIED MICROSYSTEMS CORPORATION 2001 STOCK OPTION PLAN